BYLAWS OF
                       REGAN HOLDING CORP.


ARTICLE I - OFFICES

     Section 1.  The principal executive office of Regan Holding
Corp. (the "Corporation") shall be at 199 Petaluma Boulevard
North, in the City of Petaluma, State of California.

     Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS' MEETINGS

     Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at such time and place as may be determined by the Board of Directors.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

     Section 3. Place. All meetings of the shareholders shall be at any place within or without the State of California designated by the Board of Directors or by written consent of all the persons entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

     Section 4. Notice. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first class mail or other means of written communication, charges prepaid, addressed to the shareholder at his/her address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (l) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

     Section 5. Adjourned Meetings. Any shareholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting.

     Section 6. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares then remaining. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

     Section 7. Consent to Shareholder Action. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice of the proposed action, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (l) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

          Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     Section 8. Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 9. Voting. The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

          At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and is held by a person specified in Section 705(e) of the California Corporations Code, in which event is irrevocable for the period specified in said writing.

     Section 10. Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Section 1 of Article VI of these Bylaws, then, subject to the provisions of the General Corporation Law of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

          If no record date is fixed:

          The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

          The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors if necessary, shall be the day on which the first written consent is given; and

          The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

          A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

     Section 11. Cumulative Voting for Election of Directors. Provided the candidate's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

ARTICLE III - BOARD OF DIRECTORS

     Section 1. Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of directors.

     Section 2. Number, Tenure and Qualifications. The authorized number of directors constituting the Board of Directors shall at all times be no less than three (3) nor more than seven (7), until changed by amendment of the Articles of Incorporation or amendment of the Bylaws approved by the shareholders. The authorized number of directors within such range at any time shall be set by the Board of Directors.

          Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

     Section 3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or more than two-thirds (2/3) of the directors.
Written notice of the time and place of all special meetings of the Board of Directors shall be prepared by the Secretary of the corporation and shall be delivered personally or by telephone including facsimile, or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

     Section 5. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of California, which has been designated by the Chairman in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

     Section 6.     Participation by Telephone.  Members of the
Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 7. Quorum. A quorum at all meetings of the Board of Directors shall be either one-third (1/3) of the authorized number of directors, or two (2), whichever is greater. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment .

     Section 8. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors remaining.

     Section 9. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 11. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

          The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, should be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

          In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

     Section 12. Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the Corporation. Such resignation will be effective immediately unless the notice specifies a later time for the effectiveness of such resignation. The Chairman will have the right to accept such resignation at the date specified, or immediately. If the resignation is accepted at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 13. Vacancies. Except for a vacancy created by the removal of a director, all vacancies on the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders.
Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent presumes the consent of a majority of the outstanding shares entitled to vote.

     Section 14. Compensation. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, any fixed sum or other arrangement and expenses of attendance, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committees of the Board of Directors may be allowed like compensation for attending committee meetings.

     Section 15. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to
(a) the approval of any action requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the board or any committee, (c) the fixing of compensation of directors for serving on the Board or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic account or within a price range determined by the Board and (g) the appointment of other committees of the Board or the members thereof.

ARTICLE IV - OFFICERS

     Section 1. Number and Term. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman, CEO, and President shall be chosen by the Board of Directors. Other officers of the Corporation may be appointed by the President and CEO or the Board of Directors. In addition, the President or the Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the President or the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of shareholders and shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his/her removal or resignation.

     Section 2. Inability To Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

     Section 3. Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors. Any officer chosen by the President and CEO may be removed at any time with or without cause by the President and CEO.

     Any officer chosen by the Board of Directors or any officer chosen by the President and CEO may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, and such different time is accepted, such resignation shall be effective upon its receipt by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors.

     Section 4. Vacancies. A vacancy in the office of the President and CEO because of any cause may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may be filled by the President and CEO.

     Section 5.     Chairman of the Board and Chief Executive
Officer. The Chairman of the Board shall preside at all meetings of the Board. The Chief Executive Officer shall generally oversee, and be generally responsible for, all aspects of the operation of the Corporation.

     Section 6. President. The President shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

     Section 7. Vice President. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

     Section 8. Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or as are properly required by the Chief Executive Officer, the President or by the Board of Directors.

          The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer' s refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or by the Board of Directors.

     Section 9. Treasurer. The Treasurer may also be designated by the alternate title of "Chief Financial Officer." The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors.

     The Assistant Treasurers or the Assistant Chief Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

     Section 10. Salaries. The salary of the President and CEO shall be fixed from time to time by the Board of Directors. The salary of other officers shall be fixed from time to time by the President and CEO or the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

     Section 11. Officers Holding More Than One Office. Any two or more offices may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity.

ARTICLE V - MISCELLANEOUS

     Section 1. Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty
(60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

          The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date then the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

     Section 2. Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President, and the Treasurer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

     Section 3. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation, or share rights of other corporations assigned to this corporation, may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Treasurer or the Secretary or an Assistant Secretary.

     Section 4.     Fiscal Year.  The fiscal year of the
Corporation shall end on the 31st day of December.

     Section 5. Semi-Annual Reports. The Corporation will furnish shareholders semi-annual reports. Therefore, the Annual
Report to shareholders, described in the California Corporations
Code, is expressly waived and dispensed with.

     Section 6. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

     Section 7. Liability of Directors. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

          a. In performing his or her duties, a director is entitled to rely on information, opinions, reports or statements prepared or presented by competent and reliable officers or employees; by counsel, independent accountants or other persons as to matters within their professional competence; or by a committee of the board, upon which he or she does not serve, as to matters within its designated authority provided that the director acts in good faith, after reasonable inquiry when the need is indicated by the circumstances and without knowledge that any reliance is unwarranted.

          b. The corporation shall indemnify any director who was or is a party or is threatened to be made a party to any proceeding other than an action by or in the right of the corporation to obtain a favorable judgment for itself by reason of the fact that such person is or was an agent of the corporation, against expenses, fines, judgments, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contender or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the corporation's best interests or that the person had reasonable cause to believe that his or here conduct was unlawful.

          c. With respect to a suit by or on behalf of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was the corporation's agent, any such director or other agent will be indemnified against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if the person acted in good faith in a manner he or she believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court shall determine upon application that, in light of all the circumstances, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (3) of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

          d. To the extent that a director or other agent of the corporation has been successful on the merits in defense of the suit or any claim therein, that person shall be indemnified against expenses actually and reasonably incurred by such person. Any other indemnification may be made only if authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct set forth in the law. Such determination may be made by a majority vote of a quorum of disinterested directors; if such a quorum is not obtainable, by independent legal counsel in a written opinion; approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or the court in which the proceeding is or was pending upon application made by the corporation or the agent or attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

          e. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or other agent to repay that amount if it is ultimately determined that such person is not entitled to indemnification.

          f. The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent authorized in the articles of incorporation. The indemnification provided by this section for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled to the extent the additional rights to indemnification are authorized in the articles. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. This provision shall not affect any right to indemnification to which persons other than the directors and officers may be entitled.

          g. Liability insurance may be purchased and maintained on behalf of any director or agent of the corporation without regard to whether or not the corporation has power to indemnify such person.

     Section 8. Indemnification of Corporate Agents. The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding by reason of the fact that the person is or was an agent of the Corporation, to the extent permitted by section 317 of the California Corporations Code. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled to under any other Articles, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent such additional rights are authorized in the Articles of Incorporation and by applicable law.